SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549







                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): April 18, 2007

                            CAL ALTA AUTO GLASS, INC.
               (Exact Name of Registrant as Specified in Charter)

     Nevada                         000-51227                     88-0448809
(State or Other Jurisdiction of  (Commission File Number)       (IRS Employer
   Incorporation)                                         Identification Number)

          # 8 3927 Edmonton Trail N.E., Calgary, Alberta Canada T2E6T1
               (Address of Principal Executive Offices, Zip Code)

Registrants telephone number, including area code: (403) 291-7020





          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).



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As used herein,  the terms,  we, us, our, and the Company  refers to Cal Alta
Auto Glass,  Inc., a Nevada  corporation,  unless otherwise stated.

Item 5.02 Departure of Directors or Certain Officers; Appointment of Certain Officers

      Effective April 18, 2007, Mason Graff resigned as Director of Cal Alta Auto Glass, Inc. Mr. Graff, cited personal circumstances as the reason for his departure. The vacancy created by Mr. Graff's resignation will remain open until the next annual meeting.



                                                              SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                     Cal Alta Auto Glass, Inc.


Date: April 18, 2007                                    By:/s/ Frank Aiello

                                                      Frank Aiello, President




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Exhibits:


            17.1   Resignation letter from Mason Graff to the Board of Directors



CAL ALTA AUTO GLASS
Bay 8, 3927 Edmonton Trail NE
Calgary, Alberta
Canada

April 18, 2007

Board of Directors,

Gentlemen, due to my personal circumstances, I hereby resign effective as of April 18, 2007.

As Director of the Corporation, I emjpyed my association with the Corporation.

Yours truly,
/S/ Mason Graff
Mason Graff




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